UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On December 5, 2005, Material Sciences Corporation (the “Company”) issued a press release reporting preliminary results of operations before income taxes for the three and six months ended August 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the information contained in Item 4.02 hereof is incorporated herein by reference.

The information, including Exhibit 99.1, in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On October 4, 2005, the Company issued a press release announcing it was delaying the release of its results for the second quarter of fiscal 2006 due to an ongoing review of its accounting for income taxes. Although this review has not been completed, the audit committee of our Board of Directors, in consultation with the Company’s management, concluded on December 2, 2005, that previously issued financial statements and related auditors’ report contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005, and our Quarterly Report on Form 10-Q for the period ended May 31, 2005 should not be relied upon because of errors in those financial statements related to the Company’s accounting for income taxes.

The decision to restate these financial statements was made by the Company’s audit committee, upon the recommendation of management, as a result of the Company’s ongoing review of its accounting for income taxes. The Company has not determined the total amount of the error in its income tax accounting, however, the review to-date indicates that the Company failed to record federal deferred tax liabilities associated with its state net operating loss carryforwards. Accordingly, the Company currently estimates that its net income through fiscal 2005 was overstated by $1.0 to $2.0 million. Although the final restatement amounts have not yet been determined, as a result of these errors in the accounting for income taxes, the Company has determined to restate its financial statements for fiscal 2005 and its quarterly period ended May 31, 2005. The review of the Company’s accounting for income taxes is not complete and, therefore, the Company may also restate financial statements for periods prior to fiscal 2005.

The audit committee has discussed the matters disclosed in this filing of Item 4.02 with Deloitte and Touche, LLP, the Company’s independent registered public accounting firm. The Company intends to file the restated financial statements as soon as practical.

(b)	Not applicable

(c)	Not applicable

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated December 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its: Executive Vice President, Chief Administrative
and Financial Officer and Secretary

Date: December 6, 2005